Exhibit 24.1

                                POWER OF ATTORNEY

GeneThera, Inc.2004 Senior Executive Officer Stock Option Plan.

The undersigned directors and officers of GeneThera, Inc., a Florida corporation ("GTHA"), do hereby constitute and appoint Steven M. Grubner, our true and lawful attorney and agent, to execute, file and deliver a Registration Statement on Form S-8 (or other appropriate form) with respect to the 2004 Employee, Director, and Consultant Stock Option Plan of GeneThera, Inc. ("Form S-8"), which registers up to 1,600,000 shares of GTHA's Common Stock, par value $0.001 per share, in our name and on our behalf in our capacities as directors and officers of GTHA as listed below, and to do any and all acts or things, in our name and on our behalf in our capacities as directors and officers of GTHA as listed below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable GTHA to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Form S-8 (including without limitation executing, filing and delivering any amendments to the Form S-8 ), and the undersigned do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Witness the due execution hereof as of December 28, 2005.


 SIGNATURE             CAPACITY                                  DATE
 ---------             --------                                  ----

/s/ Antonio Milici     Chairman, President and Chief           December 28, 2005
------------------     Executive Officer
Antonio Milici         (Principal Executive Officer)


/s/ Steven M. Grubner  Chief Financial Officer, Director       December 28, 2005
---------------------  (Principal Financial Officer)
Steven M. Grubner


/s/ Thomas G. Slaga    Director                                December 28, 2005
-------------------
Thomas G. Slaga